Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 27, 2015 in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-204833) and related Prospectus of Pieris Pharmaceuticals, Inc. dated June 17, 2015.

/s/ Dr. Napolitano	/s/ Berger
Wirtschaftsprüfer	Wirtschaftsprüfer
[German Public Auditor]	[German Public Auditor]

Ernst & Young GmbH

Wirtschaftsprüfungsgesellschaft

Munich, Germany

June 17, 2015